EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2021

MIAMI, Feb. 09, 2022 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the first fiscal quarter ended December 31, 2021.

HIGHLIGHTS

Quarter ended December 31, 2021
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,179.8
PSSL investment portfolio	$641.7
Net assets	$497.4
GAAP net asset value per share	$12.70
Quarterly increase GAAP net asset value per share	0.7%
Adjusted net asset value per share (2)	$12.43

Credit Facility	$256.7
2023 Notes	$86.2
2026 Notes	$181.7
2031 Asset-Backed Debt	$225.7
Regulatory Debt to Equity	1.58x
Regulatory Net Debt to Equity (3)	1.43x
GAAP Net Debt to Equity (4)	1.38x

Yield on debt investments at quarter-end	7.5%

Operating Results:
Net investment income	$12.7
Net investment income per share	$0.33
Distributions declared per share	$0.285

PFLT Portfolio Activity:
Purchases of investments	$335.1
Sales and repayments of investments	$238.4

Number of new portfolio companies invested	16
Number of existing portfolio companies invested	36
Number of ending portfolio companies	115

PSSL Portfolio Activity:
Purchases of investments	$129.6
Sales and repayments of investments	$50.4

(1) Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $201.3 million, at fair value.
(2) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $10.8 million unrealized loss on our multi-currency senior secured revolving credit facility, as amended and restated, with Truist Bank (formerly SunTrust Bank) and other lenders, or the Credit Facility, and our 4.3% Series A notes due 2023, or the 2023 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $61.3 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $10.8 million unrealized loss on the Credit Facility and the 2023 Notes net of $61.3 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 9:00 A.M. ET ON FEBRUARY 10, 2022

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will also host a conference call at 9:00 a.m. (Eastern Time) on Thursday February 10, 2022 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 263-0877 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8143. All callers should reference conference ID #9578243 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 24, 2022, by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9578243.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that we have grown Net Investment Income through growing assets on balance sheet at PFLT as well as that of our PSSL JV,” said Arthur Penn, Chairman and CEO. “Going forward we remain focused on a two part plan to continue to grow Net Investment Income including continued growth of the PSSL JV as well as additional rotation of equity positions into debt instruments.”

As of December 31, 2021, our portfolio totaled $1,179.8 million, and consisted of $1,024.8 million of first lien secured debt (including $153.1 million in PSSL), $4.4 million of second lien secured debt and $150.5 million of preferred and common equity (including $48.1 million in PSSL). Our debt portfolio consisted of 99.9% variable-rate investments. As of December 31, 2021, we had three portfolio companies on non-accrual, representing 2.9% and 2.5% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $7.9 million. Our overall portfolio consisted of 115 companies with an average investment size of $10.3 million, had a weighted average yield on debt investments of 7.5%, and was invested 87% in first lien secured debt (including 13% in PSSL), less than 1% in second lien secured debt and 13% in preferred and common equity (including 4% in PSSL). As of December 31, 2021, 99.5% of the investments held by PSSL were first lien secured debt.

As of September 30, 2021, our portfolio totaled $1,081.6 million, and consisted of $934.4 million of first lien secured debt (including $140.9 million in PSSL), $8.9 million of second lien secured debt and $138.3 million of preferred and common equity (including $44.9 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2021, we had two portfolio companies on non-accrual, representing 2.7% and 2.6% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $11.0 million. Our overall portfolio consisted of 110 companies with an average investment size of $9.8 million, had a weighted average yield on debt investments of 7.4%, and was invested 86% in first lien secured debt (including 13% in PSSL), 1% in second lien secured debt and 13% in preferred and common equity (including 4% in PSSL). As of September 30, 2021, 99% of the investments held by PSSL were first lien secured debt.

For the three months ended December 31, 2021, we invested $335.1 million in 16 new and 36 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the three months ended December 31, 2021 totaled $238.4 million.

For the three months ended December 31, 2020, we invested $67.0 million in five new and 17 existing portfolio companies with a weighted average yield on debt investments of 7.6%. Sales and repayments of investments for the three months ended December 31, 2020 totaled $109.6 million.

PennantPark Senior Secured Loan Fund I LLC

As of December 31, 2021, PSSL’s portfolio totaled $641.7 million and consisted of 80 companies with an average investment size of $8.0 million and had a weighted average yield on debt investments of 7.3%. As of September 30, 2021, PSSL’s portfolio totaled $564.8 million and consisted of 74 companies with an average investment size of $7.6 million and had a weighted average yield on debt investments of 7.1%.

For the three months ended December 31, 2021, PSSL invested $129.6 million (including $122.7 million purchased from the Company) in 12 new and six existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the three months ended December 31, 2021 totaled $50.4 million.

For the three months ended December 31, 2020, PSSL invested $15.4 million (none of which was purchased from the Company) in zero new and five existing portfolio companies with a weighted average yield on debt investments of 7.8%. PSSL’s sales and repayments of investments for the three months ended December 31, 2020 totaled $30.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2021 and 2020.

Investment Income

Investment income for the three months ended December 31, 2021 was $26.3 million, which was attributable to $23.0 million from first lien secured debt and $3.3 million from other investments, respectively. This compares to investment income for the three months ended December 31, 2020 of $20.7 million, which was attributable to $18.7 million from first lien secured debt and $2.0 million from other investments, respectively. The increase in investment income compared to the same period in the prior year was primarily due to an increase in the size of our portfolio.

Expenses

Expenses for the three months ended December 31, 2021 totaled $13.6 million. Base management fee for the same period totaled $2.9 million, incentive fee totaled $3.2 million, debt-related interest and expenses totaled $6.6 million and general and administrative expenses totaled $0.9 million. This compares to expenses for the three months ended December 31, 2020 which totaled $10.6 million. Base management fee for the same period totaled $2.7 million, incentive fee totaled $1.8 million, debt-related interest and expenses totaled $5.3 million and general and administrative expenses totaled $0.8 million. The increase in expenses for the three months ended December 31, 2021 compared to the same period in the prior year was primarily due to an increase in performance-based incentive fees and debt-related interest and expenses.

Net Investment Income

Net investment income totaled $12.7 million or $0.33 per share, for the three months ended December 31, 2021. Net investment income totaled $10.1 million or $0.26 per share, for the three months ended December 31, 2020.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2021 totaled $238.4 million, and net realized gains totaled $3.1 million. Sales and repayments of investments for the three months ended December 31, 2020 totaled $109.6 million and net realized losses totaled $2.8 million. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended December 31, 2021, we reported net change in unrealized depreciation on investments of $3.5 million. For the three months ended December 31, 2020, we reported net change in unrealized appreciation on investments of $22.8 million. As of December 31, 2021and September 30, 2021, our net unrealized appreciation on investments totaled $7.9 million and $11.0 million, respectively. The net change in unrealized appreciation on our investments compared to the same period in the prior year was primarily due to unrealized gains in our equity co-investment program.

For the December 31, 2021, the Credit Facility and the 2023 Notes had a net change in unrealized depreciation of $3.6 million. For the three months ended December 31, 2020, the Credit Facility and the 2023 Notes had a net change in unrealized (appreciation) of $(4.0) million. As of December 31, 2021 and September 30, 2021, the net unrealized depreciation on the Credit Facility and the 2023 Notes totaled $10.8 million and $7.2 million, respectively. The net change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $14.4 million or $0.37 per share for the three months ended December 31, 2021. This compares to a net change in net assets resulting from operations of $26.1 million or $0.67 for the three months ended December 31, 2020. The increase in the net change in net assets from operations for the three months ended December 31, 2021 compared to the same period in the prior year was due to our positive net investment income and net realized gains from investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

The annualized weighted average cost of debt for the three months ended December 31, 2021 and 2020, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 3.6% and 3.3%. As of December 31, 2021 and September 30, 2021, we had $43.3 million and $80.6 million of unused borrowing capacity under the Credit Facility or our Prior Credit Facility, as applicable, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2021 and September 30, 2021, our wholly owned subsidiary, PennantPark Floating Rate Funding I, LLC, borrowed $256.7 million and $219.4 million under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 2.4% and 2.3%, exclusive of the fee on undrawn commitments as of December 31, 2021 and September 30, 2021, respectively.

As of December 31, 2021 and September 30, 2021, we had cash equivalents of $61.3 million and $49.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $82.4 million for the three months ended December 31, 2021, and our financing activities provided cash of $93.2 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily due to the issuance of $85 million of our 2026 Add-on Notes and borrowings under our Credit Facility.

Our operating activities provided cash of $55.5 million for the three months ended December 31, 2020, and our financing activities used cash of $83.5 million for the same period. Our operating activities provided cash primarily from our investment activities and our financing activities used cash primarily to pay down our Credit Facility and the 2023 Notes.

DISTRIBUTIONS

During the three months ended December 31, 2021 and 2020, we declared distributions of $0.285 per share for total distributions of $11.1 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2021	September 30, 2021

Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost— $908,298,246 and $824,541,549, respectively	$945,338,180	$856,806,437
Non-controlled, affiliated investments (cost— $22,380,092 and $22,380,092, respectively	640,457	7,432,896
Controlled, affiliated investments (cost— $241,268,951 and $223,714,366, respectively	233,842,905	217,380,079
Total investments (cost— $1,171,947,289 and $1,070,636,007, respectively	1,179,821,542	1,081,619,412
Cash and cash equivalents (cost—$61,266,283 and $49,825,527, respectively)	61,266,942	49,825,527
Interest receivable	5,737,043	5,445,726
Receivable for investments sold	18,429,923	33,965,807
Prepaid expenses and other assets	96,209	—
Total assets	1,265,351,659	1,170,856,472
Liabilities
Distributions payable	3,718,603	3,690,320
Payable for investments purchased	1,058,400	13,545,522
Credit Facility payable, at fair value (cost—$256,653,500 and $219,400,000, respectively)	256,670,500	218,851,500
2023 Notes payable, at fair value (par—$97,005,901 and $117,792,879, respectively)	86,150,940	111,114,023
2026 Notes payable, net (par—$185,000,000 and $100,000,000, respectively)	181,693,294	97,170,665
2031 Asset-Backed Debt, net (par—$228,000,000)	225,654,887	225,497,177
Interest payable on debt	4,014,294	5,454,784
Base-management fee payable	2,896,251	2,706,828
Performance-based incentive fee payable	3,180,464	623,718
Deferred tax liability	1,539,871	—
Accrued other expenses	1,368,663	1,590,679
Total liabilities	767,946,168	680,245,216
Commitments and contingencies
Net assets
Common stock, 39,150,794 and 38,880,728 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	39,151	38,881
Paid-in capital in excess of par value	542,281,346	538,814,549
Distributable income	(44,915,009)	(48,242,174)
Total net assets	$497,405,488	$490,611,256
Total liabilities and net assets	$1,265,351,656	$1,170,856,472
Net asset value per share	$12.70	$12.62

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2021	2020
Investment income:
From non-controlled, non-affiliated investments:
Interest	$16,857,701	$15,301,431
Dividend	576,923	—
Other income	2,823,467	881,785
From non-controlled, affiliated investments:
Interest	112,082	96,462
Other income	—	20,307
From controlled, affiliated investments:
Interest	3,165,289	2,662,876
Dividend	2,800,000	1,575,000
Other Income	—	195,630
Total investment income	26,335,462	20,733,491
Expenses:
Base-management fee	2,896,252	2,716,172
Performance-based incentive fee	3,180,464	1,761,874
Interest and expenses on debt	6,638,782	5,341,340
Administrative services expenses	143,750	300,000
Other general and administrative expenses	654,600	400,000
Expenses provision for taxes	13,513,848	10,519,386
Provision for taxes	100,000	100,000
Total expenses	13,613,848	10,619,386
Net investment income	12,721,614	10,114,105
Realized and unrealized gain (loss) gain on investments and debt:
Net realized loss on:
Non-controlled, non-affiliated investments	3,072,810	(1,707,698)
Non-controlled and controlled, affiliated investments	65,244	(1,052,048)
Net realized loss on investments	3,138,054	(2,759,746)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	4,386,904	22,537,278
Controlled and non-controlled, affiliated investments	(7,884,198)	252,766
Provision for taxes on unrealized appreciation on investments	(1,539,871)	—
Debt depreciation (appreciation)	3,610,604	(4,013,815)
Net change in unrealized (depreciation) appreciation on investments and debt	(1,426,561)	18,776,229
Net realized and unrealized (loss) gain from investments and debt	1,711,493	16,016,483
Net increase in net assets resulting from operations	$14,433,107	$26,130,588
Net increase in net assets resulting from operations per common share	$0.37	$0.67
Net investment income per common share	$0.33	$0.26

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $5.7 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Richard Cheung
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com